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                                                                    EXHIBIT 99.1

[WHITEHALL LOGO]

                                          NEWS RELEASE

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                                          For:     Whitehall Jewellers, Inc.
                                          Contact: John R. Desjardins
                                                   Executive Vice President
FOR IMMEDIATE RELEASE                              TX: 312.762.9751
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         WHITEHALL JEWELLERS, INC. ANNOUNCES Q3 SALES OF $66.2 MILLION
                         COMPARABLE STORE SALES UP 3.9%

         Chicago, Illinois, November 6, 2003 - Whitehall Jewellers, Inc. (NYSE:
JWL) today announced sales for the third quarter ended October 31, 2003 of $66.2 million compared to $61.8 million for the third quarter last year. Comparable store sales for the quarter increased 3.9% compared to a 6.4% decrease in the third quarter of last year.
         For the nine-month period ended October 31, 2003, sales decreased 2.2% to $208.1 million versus $212.7 million for the nine-month period ended October 31, 2002. Comparable store sales decreased 4.5% versus a comparable store sales decrease of 0.6% for the nine months ended October 31, 2002.
         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "I am pleased to announce positive comparable store sales for the quarter driven largely by the sales focused initiatives undertaken earlier this year. Third quarter sales showed solid improvement from the first half of the year. Profits, however, continued to be negatively impacted by a number of factors including gross margin pressures. We also expect expenses to be higher in part due to our continuing expenditures to support our new sales based programs, costs associated with the closing of one store during the quarter and increased professional fees related to the previously announced litigation initiated by Capital Factors and associated regulatory and governmental investigation."
         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry operating 384 stores in 38 states as of October 31, 2003. The Company operates stores in regional and superregional shopping malls under the names Whitehall Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.
         This report contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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beliefs. In addition, when used in this report, the words "anticipate,"
"believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this report: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers;
(11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the Capital Factors litigation and the related SEC and U.S. Attorney's office investigations; (16) the extent and results of our E-commerce strategies and those of others; (17) regulation affecting the industry generally, including regulation of marketing practices; (18) the successful integration of acquired locations and assets into our existing operations; and (19) the risk factors identified from time to time in our filings with the SEC.

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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com